Exhibit 10.41
AMENDMENT 8
This Amendment 8, dated April 1, 2005 (“Effective Date”), becomes part of the Xcelerate Partner Agreement (the “Agreement”) dated August 2, 2001 between NSI Software, Inc. (“NSI”) and Sunbelt Software Distribution, Inc. (“VAR”).
WHEREAS NSI and VAR wish to modify certain provisions within the Agreement;
NOW THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree to amend the Agreement as follows:
1.	The Term in Section 12(a) shall be extended to December 31, 2007.

2.	Schedule B Section 3 paragraph (d) shall be deleted in its entirety and replaced with the following:
“*.”
3.	Schedule B Section 6 shall be deleted in its entirety and replaced with the following:
* after the end of each Quarter, VAR will receive a check or a credit, at NSI’s sole discretion, for *.
4.	Schedule B Section 8 shall be deleted in its entirety and replaced with the following:
“The authorized territory (“Territory”) shall be limited to North America.”
5.	Schedule C Section 1(a) shall be deleted and replaced with the following:
“(a) NSI shall accrue, on a Quarterly basis for VAR’s benefit, in an account created for such purpose, amounts for later use as Market Development Funds (“MDF”), on the terms herein. MDF shall accrue at the rate of *. MDF which accrues in any Quarter shall be available for use as credits commencing with the next Quarter. VAR shall use the form attached hereto as Attachment A to request approval for use of accrued MDF.
Unused MDF account balances shall expire upon the expiration of the Quarter following the Quarter in which they accrued (as an example: VAR MDF balance at the end of Q1 shall expire at the end of Q2 etc.). VAR will forfeit all such expired balances.”

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

Except as modified under this Amendment 8, all other terms and conditions of the Agreement and any Amendments shall remain in full force and effect. In the event of a conflict between the terms and conditions of this Amendment and the Agreement or other Amendments, the terms and conditions of this Amendment shall supersede.
IN WITNESS THEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

NSI Software, Inc.		Sunbelt Software Distribution, Inc.

Signature:	/s/ S. Craig Huke	Signature:	/s/ Sam Licciardi

Print Name: Craig S. Huke		Print Name: Sam Licciardi

Title: Chief Financial Officer		Title: Exec Vice President

Date: 7/8/05		Date: June 27, 2005

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

ATTACHMENT A
NSI Software, Inc.
MDF approval form
MDF spends require prior approval from NSI Software, Inc.
Please complete this form and send to *

Date:
Partner Company Name:
Your Name:
Phone #:
Email Address:

Please describe the activity for which you require MDF:

Date of activity:
Amount of MDF requested:

NSI Approval

Approved by:
Signature
Print Name
Title
Date
Notes:

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

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